SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K



                                 Current Report


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



       Date of Report (date of earliest event reported) September 29, 1999


                       ADELPHIA COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)




     Delaware                       0-16014                  23-2417713
  (State or other           (Commission File Number)       (IRS Employer
  jurisdiction of                                        Identification No.)
   incorporation)



               One North Main Street - Coudersport, PA 16915-1141
               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code (814) 274-9830

Item 5.  Other Events.

          On September 29, 1999, Adelphia announced that it expected to enter into an agreement with members of the family of John Rigas, the Chairman and Chief Executive Officer of Adelphia, pursuant to which the Rigas family would agree to buy up to 2.5 million shares of Class B Common Stock of Adelphia. The Rigas family purchase would be at a per share price equal to the public offering price less the underwriting discount in Adelphia's pending public offering of Class A Common Stock, plus interest accruing from the date of the closing of the public offering to the date of the closing on the Rigas family purchase. The Class A Common Stock offering was the subject of a press release dated September 16, 1999 and a Form 8-K previously filed by Adelphia. Under the proposed agreement, the closing on the purchase of Class B Common Stock by the Rigas family would occur within 270 days following the closing of the company's Class A Common Stock offering. It is anticipated that the Rigas family purchase agreement will be executed concurrent with the underwriting agreement for the Class A Common Stock offering, following receipt by Adelphia's board of directors of a fairness opinion regarding the Rigas family purchase.

         The announcement was contained in a press release, a copy of which is attached to this Form 8-K and filed herewith under Item 7 as Exhibit 99.01.


Item 7.  Financial Statements and Exhibits

Exhibit No.       Description


99.01             Press Release dated September 29, 1999 (Filed Herewith).

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 29,  1999                   ADELPHIA COMMUNICATIONS
CORPORATION  (Registrant)

                                         By:   /s/ Timothy J. Rigas
                                               Timothy J. Rigas
                                               Executive Vice President,
                                               Treasurer and Chief Financial
                                               Officer

                                  EXHIBIT INDEX

Exhibit No.       Description


99.01             Press Release dated September 29, 1999 (Filed Herewith).